                                                                   EXHIBIT 10.11
                                                                   -------------


                                                             SmarterKids.com(TM)

                            NCS and SmarterKids.com

                               Business Agreement

                                  Version 1.0

                                 March 9, 1999

                                    Overview
1.1  NCS:

National Computer Systems, a global information services company providing software, services and systems for the collection, management and interpretation of data. NCS http://www.ncs.com serves important segments of the education,
              ------------------
testing, assessment and complex data management markets.

NCS is the world's largest commercial processor of educational measurement instruments, processing and scoring over 30 million student assessment tests. Additionally, National Computer Systems is the nation's single largest provider of financial management, student information, and instructional management software and services to the K-12 education market. Across all of these markets, NCS supports its customers by providing service solutions that include consulting, training, network administration, system support and outsourcing.

1.2  SmarterKids.com:

SmarterKids.com is an Internet reseller of children's educational products, and is the fastest growing publisher of children's educational software in the US. SmarterKids.com features a comprehensive database of 1000 plus educational products including books, software, and games for children in Preschool through Ninth Grade. Each product is characterized using a unique combination of over 100 educational attributes, making it easy to select products based on the individual education goals of parents/teachers.

SmarterKids.com's mission is to empower parents, teachers and educational professionals to play a more productive role in the education of children. The Company's approach is to understand a child's academic strengths and weaknesses, using assessment tools and technology, and to apply that understanding in identifying products and services to enhance a child's learning and to use the Internet to enable customers to purchase those products and services conveniently at http://www.smarterkids.com.
                --------------------------

                              Goals and Objectives

2.1  General:

The business relationship between NCS and SmarterKids.com is a focused priority on providing value-added electronic testing and educational products and services to our clients and their constituents in the K-12 market. The theme of the business proposition is to augment state assessment programs by offering a variety of HelpTests for users to access on-line. These tests will provide feedback on student skill proficiency and performance. Using this skill data, NCS will refer parents/teachers to recommended web sites where they may find educationally relevant information, services, and products (SmarterKids.com).

2.2  On-line HelpTests:

The purpose of the NCS web site is to provide HelpTests aligned specifically to individual state assessment standards and curriculum requirements. Additionally off-grade tests and national tests (e.g., NAEP items) will also be provided online. These tests will promote confidence in test taking skills, provide an early assessment of student strengths and areas for improvement, an electronic workbook for repeat test takers working to pass state matriculation standards, and provide educational product recommendations for skill proficiency improvement (SmarterKids.com). Additionally, the site will accommodate direct entry of individual student report data for parents/teachers whose children have already taken a state assessment test.

It is not planned that a paper-based HelpTest would be provided as part of this project.

[CONFIDENTIAL TREATMENT REQUESTED]**

2.3  Link To SmarterKids.com:

At the completion of a HelpTest, the student scores and results are provided on-line. The user will be referred to options, including "Would You Like To See Products and Services Tailored To: 1) Concentration On Strengths 2) Concentration On Areas For Improvement." After a selection, a Notice page will advise the user of linking to SmarterKids.com for product recommendations.

The user will arrive at the SmarterKids.com web site, with special co-site branding of NCS and SmarterKids.com and navigation button(s) back to NCS. This will promote intersite navigation and will build the brand recognition, confidence, and quality of our relationship.

[CONFIDENTIAL TREATMENT REQUESTED]**

**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                 Project Plans

3.1  Pilot Projects:

NCS has identified two state pilot projects to kickoff the initiative. One pilot will be a statewide initiative for Michigan and the [CONFIDENTIAL TREATMENT REQUESTED]**. For participating in the pilot projects, NCS will provide a special promotional offer of [CONFIDENTIAL TREATMENT REQUESTED]** and a [CONFIDENTIAL TREATMENT REQUESTED]** merchandise credit at the SmarterKids.com web store. This discount could be applied to teacher accounts and/or Title I district funds. Participation by states in the pilot projects is subject to their approval.

3.2  Project Phases:

This project will be divided into three phases.

Phase 1 will involve the generation of a PC based demonstration tool and marketing materials to initiate discussions with customers to promote support for hosting a pilot project. This system will include an alpha release of the WeHelpKids.com web site including menus and links, (1) 30Q Math Grade 4 HelpTest, test skill results mapping to SmarterKids.com skill sets, and the process of linking to the SmarterKids.com web site for product recommendations.

Phase 2 will involve the active deployment of a beta WeHelpKids.com web site to support both the Michigan and [CONFIDENTIAL TREATMENT REQUESTED]** pilots. NCS will provide a subset of HelpTests and ReportCard entry forms for inputting state test results. Skill results from the HelpTest and ReportCard will be completely mapped to SmarterKids.com skill sets. The user will then be windowed to the SmarterKids.com site for product recommendations.

Phase 3 will involve a postmortem analysis of the pilot projects and their contribution to the NCS/SmarterKids.com value proposition. Collected information such as demographics, purchasing profile, adoption rates, revenue models, customer reactions, and other meaningful market data will be assessed to help refine the parameters of the business relationship. At the conclusion of this phase, a Go/No Go decision will be made on a nationwide deployment of this initiative.

3.3  Project Tasks and Schedule:

The project tasks and planned schedule associated with completion of the Phases 1 through 3 are shown in the attached project schedule:

                                Picture of ICON

** [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Business Agreement           NCS/SmarterKids.com Schedule
------------------------     -------------     ---------------------------------
[CONFIDENTIAL TREATMENT      [CONFIDENTIAL        [CONFIDENTIAL TREATMENT
     REQUESTED]**             TREATMENT                  REQUESTED]**
------------------------      REQUESTED]**
WeHelpKids.com Site
    Development
------------------------


[CONFIDENTIAL
    TREATMENT
        REQUESTED]**


------------------------
Marketing and Promotion
------------------------

[CONFIDENTIAL
    TREATMENT
        REQUESTED]**

------------------------
Business Development
------------------------

[CONFIDENTIAL
    TREATMENT
        REQUESTED]**

------------------------
Live Pilot
------------------------

[CONFIDENTIAL
    TREATMENT
        REQUESTED]**

------------------------     -------------     ---------------------------------



**[CONFIDENTIAL TREATMENT REQUESTED] indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                             Terms and Conditions

4.1  General:

This is the entire agreement between the parties and it, together with the Non-Disclosure Agreement referred to herein, replaces and supersedes all other agreements written or oral. This Agreement may only be modified by a written instrument signed by authorized representatives of both parties. This Agreement and the performance and relationship provided for herein shall be governed by the laws of and subject to the exclusive jurisdictions of the courts of and Federal courts in, the State of Minnesota.

4.2  Exclusivity:

SmarterKids.com and NCS agree to work on an exclusive basis for the Term of this Agreement. This means that NCS will be SmarterKids.com's exclusive partner for the purpose of establishing the state initiatives. SmarterKids.com would be precluded from a similar relationship with a book/test publisher or NCS competitor in assessment administration and processing. NCS would be precluded from a similar relationship with another PreK-9 children's educational products company reseller (not precluded are companies marketing their own products and any products offered by National Computer Systems) who competes with Smarterkids.com.

4.3  Term:

The term of this Agreement ("Term") shall be [CONFIDENTIAL TREATMENT REQUESTED]** years from the date set forth above. This agreement shall expire at the end of the last day of the Term unless extended by mutual agreement of the parties.

4.4  Database And Rights:
There are three databases that are anticipated to result from these state initiatives.

[CONFIDENTIAL TREATMENT REQUESTED]**


** [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4.5  Mutual Responsibilities:

The parties will contribute the following assets and responsibilities to this initiative:

NCS will provide:

     . Knowledge of state assessment practices; institutional marketing . Test item bank development; build on-line HelpTests
     .  Web site for hosting, administering, scoring HelpTests

SmarterKids.com will provide:

     .  Expertise in consumer and on-line marketing
     . Knowledge of leading edge computer-based assessment technology . E-commerce, order processing, and fulfillment
     .  Web site for product recommendations and expert reviews

4.6  Assignment:

Neither party shall assign this business agreement in whole or in part without the prior written approval of the other party, which shall not be unreasonably withheld.

4.7  Liability:

Each party will, at its expense but subject to the limitations set forth in this paragraph, defend, indemnify and hold harmless the other (the party from whom indemnification is sought hereinafter the "Indemnifying Party") against, and pay any costs, expenses and damages in connection therewith, an action or claim, based upon material on the Indemnifying Party's web site, or based on material (including, without limitation intellectual property) owned or provided by the indemnifying party, including without limitation an action or claim for infringement or misappropriation of a third party's trademark, trade secret or copyrighted material, or based upon the products or operation of the Indemnifying Party or the negligence or willful misconduct of Indemnifying Party or its employees or agents or anyone acting on its behalf or under its direction or control; provided that: (a) the party seeking indemnification promptly notifies the Indemnifying Party of the claim; and (b) subject to evidence reasonably satisfactory to the party seeking indemnification of the financial responsibility of the Indemnifying party and selection of reputable and appropriate counsel by the Indemnifying Party, the Indemnifying Party may, in full satisfaction of its obligations under this section, assume the defense and/or settlement of any such action or claim and payment of any award or settlement amount, all at its own expense. The party seeking indemnification may be represented in such action by counsel of its selection at its own expense. The Indemnifying Party shall not have liability to the other party regarding any claim to the extent arising from the negligence or willful misconduct of the party seeking indemnification or its employees or agents or anyone acting on its behalf or under its direction or control or arising from web site content provided by the party seeking indemnification.

EXCLUDING LIABILITY ARISING UNDER OBLIGATIONS OF NON-DISCLOSURE (AS SET FORTH IN
SECTION 4.8 BELOW), OR ARISING FROM THE INDEMNITY SET FORTH ABOVE: NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL EITHER PARTY'S AGGREGATE LIABILITY (EXCLUDING LIABILITY TO MAKE PAYMENTS DUE HEREUNDER) FOR MATTERS ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED THE AMOUNT PAID OR PAYABLE TO NCS BY SMARTERKIDS.COM DURING THE 12 MONTHS PRECEDING THE OCCURRENCE GIVING RISE TO THE CLAIM OF LIABILITY.

4.8  Confidentiality:

The parties acknowledge and agree that performance of this Agreement shall from time to time require disclosure of confidential information by each party to the other. The exchange and disclosure of such information shall be governed by the terms of that certain Non-Disclosure Agreement entered into by and between the parties and executed on September 9, 1998.

4.9  Warranty:

UNLESS EXPRESSLY SET FORTH AND PROVIDED FOR IN THIS AGREEMENT OR AN AMENDMENT HERETO, BOTH PARTIES DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY EITHER PARTY, THEIR AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES IN THIS AGREEMENT. Neither party shall make any warranty or representation concerning the products or services of the other party or other material information concerning the other party, unless with the express, prior written consent of that party.

                               Value Proposition

5.1  Revenue Model:

The revenue from this initiative will result from the purchase of products and services at SmarterKids.com by parents/teachers. For state participation in the pilot projects, NCS will provide a special promotional offer of [CONFIDENTIAL TREATMENT REQUESTED]**, and a [CONFIDENTIAL TREATMENT REQUESTED]** merchandise credit at the SmarterKids.com web store. This discount will be applied to special teacher accounts and/or donations to Title/district funds, as applicable.

It is envisioned that providing the HelpTest service for free will maximize traffic to the NCS web site, and ultimately maximize the exposure and adoption rate of products on the SmarterKids.com site. However, these pilot projects may validate the possibility of ultimately charging a registration fee for the HelpTest on the NCS web site.

5.2  Financial Model:

     1. Standard Affiliate Program: Revenue generated from clients linking from the NCS web site to the SmarterKids.com store. Each and every time a client links from NCS to SmarterKids.com and purchases products, NCS will receives [CONFIDENTIAL TREATMENT REQUESTED]** of the gross margin of all SmarterKids.com sales to that client.

     2. Special Affiliate Program: Revenue generated from clients returning directly to the SmarterKids.com store through a special SmarterKids.com homepage especially designed for NCS and its customers. (e.g., http://www.smarterkids. com/whk). Each and every time a client enters this homepage and subsequently purchases products, NCS receives [CONFIDENTIAL TREATMENT REQUESTED]** of the gross margin of all SmarterKids.com sales to that client.

     3. Special Coupon Program: Revenue generated from clients returning directly to the SmarterKids.com store and purchasing products using special NCS incentive codes. Each and every time a client purchases products and enters a special NCS code, NCS receives [CONFIDENTIAL TREATMENT REQUESTED]** of the gross margin of all SmarterKids.com sales to that client.

**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.3  Margin Calculation:

Gross margin will be defined as the net revenue of the sale of products less the cost of goods sold for those products:

Net revenue shall be defined as the gross revenue on the sale of all products less any discounts, applicable promotions, merchandise incentive program discounts or other programs that reduce the cost of the product to the customer. Shipping and sales tax are excluded from the calculation.

Cost of Goods shall be defined as the cost of the product to SmarterKids.com, as charged by our 3/rd/ party fulfillment partner. These costs consist of the purchase cost from the product manufacturer plus handling and fulfillment fees incurred by our fulfillment partner. Additionally, royalties to the content providers of proprietary SmarterKids.com products (the Children's Skills Test line) shall be an additional cost of goods on those items only. Freight-out costs are excluded from the calculation.

5.4  Terms of Payment:

Payment to NCS under this agreement shall occur quarterly, 30 days following the close of each calendar quarter.

5.5  Audit:

NCS shall have the right to perform (or have performed on its behalf) an audit of the books and records (including business records and web site activity records regardless of media) of SmarterKids.com, relating to the performance of SmarterKids.com's obligations under this Agreement and the calculation of all payments due to be paid to NCS hereunder. Such audits shall be conducted at reasonable times and frequencies, with a minimum advanced notice of 10 business days, during regular business hours and subject to the terms and condition of the Non-Disclosure Agreement referred to in Section 4.8.

5.6  Purchase Incentives:

SmarterKids.com offers NCS, on a nonexclusive basis, a merchandise incentive program. This incentive program allows NCS to offer merchandise credits to its clients for purchasing products at the SmarterKids.com web store using methods described in Section 5.2. These credits may be applied to teacher or other special accounts at the rate of [CONFIDENTIAL TREATMENT REQUESTED]** of sales price. NCS and SmarterKids.com shall equally share the cost burden of a client exercising a merchandise credit.


**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.7  Stock Warrants:

Smarterkids.com will grant to NCS, with the approval of the SmarterKids.com Board Of Directors, warrants to purchase 75,000 shares (approximately 1.00% of the company post financing) of the Company's common stock at an exercise price of $2.00/share. These shares would be exercisable in four equal increments based on completion of the planned rollout to states (to be mutually agreed upon). One fourth would be immediately exercisable upon completion of phase three and a "Go" decision on large scale deployment of the state initiatives. The remaining warrants would be exercisable as completion of the rollout occurs.

This agreement ("Agreement") is entered into effective March 9, 1999 between SmarterKids.com, Inc., a Delaware Corporation, with offices at 200 Highland Avenue, Needham, Massachusetts and National Computer Systems, Inc. a Minnesota Corporation with offices at 2510 N. Dodge Street, Iowa City, Iowa 52245. The abbreviation "NCS" as used herein refers to the State Assessment business unit of the Measurement Services Division of National Computer Systems, Inc. In consideration of the mutual promises, obligations and rights set forth in this Agreement, the sufficiency of which is hereby acknowledged by both parties, and intending to be bound by this Agreement, the parties agree as follows:

National Computer Systems, Inc.


By:  /s/ Gary A. Mainor
     ---------------------------
        Authorized Signature

Name:   Gary A. Mainor
        ------------------------

Title:  General Manager
        ------------------------

Date:   3/10/99
        ------------------------


SmarterKids.com, Inc.


By:  /s/ David A. Blohm
     --------------------------
        Authorized Signature

Name:   David A. Blohm
        ------------------------

Title:  President/CEO
        ------------------------

Date:   3/15/99
        ------------------------